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                                                                     Exhibit 3.2

                                    FORM OF
                       THE PROVIDENCE SERVICE CORPORATION

                           AMENDED AND RESTATED BYLAWS
                           ---------------------------

                      These Bylaws are supplemental to the
                     Delaware General Corporation Law as the
                   same shall from time to time be in effect.

ARTICLE I    STOCKHOLDERS.
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     Section 1.01  Place of Stockholders' Meetings. All meetings of the stockholders shall be held at such place or places, inside or outside the State of Delaware, as determined by the Board of Directors from time to time.

     Section 1.02 Annual Stockholders' Meeting. The annual meeting of the stockholders for the election of directors and the transaction of such other business as may properly come before such meeting shall be held at such time and place as determined by the Board of Directors. Any business which is a proper subject for stockholder action may be transacted at the annual meeting, irrespective of whether the notice of said meeting contains any reference thereto, except as otherwise provided by applicable law.

     Section 1.03 Special Meetings of Stockholders. Special meetings of the stockholders may be called at any time only by the Board of Directors, the Chairman of the Board of Directors or the President and shall be called by the Chairman of the Board of Directors, the President or the Secretary upon the written request of stockholders holding of record at least 50% of the outstanding shares of the Corporation entitled to vote at such meeting.

     Section 1.04 Conduct of Stockholders' Meetings. The Chairman of the Board shall preside at all stockholders' meetings. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside or, in his or her absence, any officer designated by the Board of Directors shall preside. The officer presiding over the stockholders' meeting may establish such rules and regulations for the conduct of the meeting as he or she may deem to be reasonably necessary or desirable for the orderly and expeditious conduct of the meeting. Unless the officer presiding over the stockholders' meeting otherwise requires, stockholders need not vote by ballot on any questions.

ARTICLE II   DIRECTORS.
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     Section 2.01  Management by Board of Directors. The business and affairs of the Corporation shall be managed by its Board of Directors. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, regulation, the Amended and Restated Certificate of Incorporation or these Amended and Restated Bylaws directed or required to be exercised or done by the stockholders.

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     Section 2.02  Nomination for Directors and Submission of Proposals.

             (a) Nominations for directors to be elected at a meeting of stockholders may be made only by (i) the Board of Directors (or any committee thereof), or (ii) a stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the procedure set forth in Section 2.02(b) of these Bylaws. Business may be conducted at a meeting of the stockholders of the Corporation only if such business (i) was specified in the notice of meeting (or any supplement thereto) given by the Board of Directors, (ii) is otherwise properly brought before the meeting by the Board of Directors, or (iii) is otherwise properly brought before the meeting by a stockholder of the Corporation in accordance with the procedure set forth in
Section 2.02(b) of these Bylaws. Notwithstanding the foregoing, at any time prior to the election of directors at a meeting of stockholders, the Board of Directors may designate a substitute nominee to replace any bona fide nominee who was nominated as set forth above and who, for any reason, becomes unavailable for election as a director.

             (b) Nominations by stockholders for directors to be elected, or proposals by stockholders to be considered, at a meeting of stockholders and which have not been previously approved by the Board of Directors must be submitted to the Secretary of the Corporation in writing, either by personal delivery, nationally-recognized express mail or United States mail, postage prepaid, not later than (i) with respect to an election to be held, or a proposal to be considered, at an annual meeting of stockholders, the latest date upon which stockholder proposals must be submitted to the Corporation for inclusion in the Corporation's proxy statement relating to such meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or other applicable rules or regulations under the federal securities laws or, if no such rules apply, at least ninety (90) days prior to the date one year from the date of the immediately preceding annual meeting of stockholders, and (ii) with respect to an election to be held, or a proposal to be considered, at a special meeting of stockholders, the earlier of (A) thirty (30) days prior to the printing of the Corporation's proxy materials or information statement with respect to such meeting or (B) if no proxy materials or information statement are being distributed to stockholders, at least the close of business on the fifth day following the date on which notice of such meeting is first given to stockholders. Each such nomination or proposal shall set forth: (i) the name and address of the stockholder making the nomination or proposal and the person or persons nominated, or the subject matter of the proposal submitted; (ii) a representation that the stockholder is a holder of record of capital stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to vote for the person or persons nominated, or the proposal submitted; (iii) a description of all arrangements and understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination was made, or the proposal was submitted, by the stockholder; (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the Board of Directors; and (v) the consent of each nominee to serve as a director of the Corporation if so elected. All late nominations and proposals shall be rejected.

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     Section 2.03  Number of Directors. The Board of Directors shall consist of not less than five (5) nor more than eleven (11) directors. The number of directors to be elected, subject to the foregoing limits, shall be determined by resolution of the Board of Directors of the Corporation.

     Section 2.04 Vacancies in the Board of Directors. Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled by the affirmative vote of at least a majority of the remaining members of the Board, even though less than a quorum, and each person so elected shall hold office until his or her successor shall have been duly elected and qualified, except in the event of his or her earlier resignation, removal or disqualification.

     Section 2.05 Resignations of Directors. Any director may resign at any time. Such resignation shall be in writing, but the acceptance thereof shall not be necessary to make it effective.

     Section 2.06 Compensation of Directors. No director shall be entitled to any salary as such, but directors shall be entitled to such compensation for their services, in the form of cash or equity of the Corporation, or a combination thereof as may be approved by the Board of Directors from time to time, including, if so approved, a reasonable annual fee for acting as a director and for chairing a committee of the Board of Directors and a reasonable fee to be paid each director for his or her services in attending meetings of the Board of Directors or committees thereof.

     Section 2.07 Regular Meetings. Regular meetings of the Board of Directors shall be held on such day, at such hour, and at such place, consistent with applicable law, as the Board shall from time to time designate or as may be designated in any notice from the Secretary calling the meeting. The Board of Directors shall meet for reorganization at the first regular meeting following the annual meeting of stockholders at which the directors are elected. Notice need not be given of regular meetings of the Board of Directors which are held at the time and place designated by the Board of Directors. If a regular meeting is not to be held at the time and place designated by the Board of Directors, notice of such meeting, which need not specify the business to be transacted thereat and which may be either oral or written, shall be given by the Secretary to each member of the Board at least twenty-four (24) hours before the time of the meeting.

     Section 2.08 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors and shall be called whenever a majority of the members of the Board so request in writing. A special meeting of the Board of Directors shall be deemed to be any meeting other than the regular meeting of the Board of Directors. Notice of the time and place of every special meeting, which need not specify the business to be transacted thereat and which may be either oral or written, shall be given by the Secretary to each member of the Board at least twenty-four (24) hours before the time of such meeting.

     Section 2.09 Reports and Records. The reports of officers and committees and the records of the proceedings of all committees shall be filed with the Secretary of the Corporation and presented to the Board of Directors, if practicable, at its next regular meeting. The Board of Directors shall keep complete records of its proceedings in a minute book kept for that purpose.

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When a director shall request it, the vote of each director upon a particular question shall be recorded in the minutes.

     Section 2.10 Committees. The following committees of the Board of Directors may be established by the Board of Directors in addition to any other committee the Board of Directors may in its discretion establish: (a) Executive Committee; (b) Audit Committee; (c) Compensation Committee; and (d) Nominating and Corporate Governance Committee.

     "Independent" as used in Sections 2.12, 2.13 and 2.14 of this Article shall have the meaning proscribed under the rules and regulations promulgated by the Securities and Exchange Commission or the listing standards of The Nasdaq Stock Market, Inc. or any quotation system or exchange on which the Corporation's securities are listed, to the extent applicable to the Corporation.

     Section 2.11 Executive Committee. If established by the Board of Directors, the Executive Committee shall consist of at least two (2) directors. Meetings of the Executive Committee may be called at any time by the Chairman of the Executive Committee and shall be called whenever two (2) or more members of the Executive Committee so request in writing. The Executive Committee shall have and exercise the authority of the Board of Directors in the management of the business of the Corporation between the dates of regular meetings of the Board.

     Section 2.12 Audit Committee. The Audit Committee shall consist of at least three (3) directors, all of which shall be Independent and one of which shall be a financial expert to the extent required under the rules and regulations promulgated by the Securities and Exchange Commission or the listing standards of The Nasdaq Stock Market, Inc. or any quotation system or exchange on which the Corporation's securities are listed. Meetings of the Audit Committee may be called at any time by the Chairman of the Audit Committee and shall be called whenever two (2) or more members of the Audit Committee so request in writing. The Audit Committee shall have the authority, powers and responsibilities as shall be set forth in the Audit Committee Charter approved by the Board of Directors.

     Section 2.13 Compensation Committee. The Compensation Committee shall consist of at least two (2) directors, all of which shall be Independent. Meetings of the Compensation Committee may be called at any time by the Chairman of the Committee and shall be called whenever two (2) or more members of the Compensation Committee so request in writing. The Committee shall determine the compensation of executive officers and shall have the authority, powers and responsibilities as the Board of Directors prescribes or sets forth in a Compensation Committee Charter.

     Section 2.14 Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee shall consist of at least three (3) directors, all of which shall be Independent. Meetings of the Nominating and Corporate Governance Committee may be called at any time by the Chairman of the Committee and shall be called whenever two (2) or more members of the Nominating and Corporate Governance Committee so request in writing. The Nominating and Corporate Governance Committee shall have the authority, powers and

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responsibilities as the Board of Directors prescribes or as shall be set forth in the Nominating and Corporate Governance Committee Charter approved by the Board of Directors.

     Section 2.15 Appointment of Committee Members. The Board of Directors shall appoint or shall establish a method of appointing the members of the Executive, Audit, Compensation, Nominating and Corporate Governance Committees and of any other committee established by the Board of Directors, and the Chairman of each such committee, to serve until the next annual meeting of stockholders.

     Section 2.16 Organization and Proceedings. Each committee of the Board of Directors shall effect its own organization by the appointment of a Secretary and such other officers, except the Chairman, as it may deem necessary. The Secretary of the Executive Committee shall be the Secretary of the Corporation, but the Secretary of the Audit and Compensation Committees and of any other committee need not be the Secretary of the Corporation. A record of the proceedings of all committees shall be kept by the Secretary of such committee and filed and presented as provided in Section 2.09 of these Bylaws.

     Section 2.17 Absent or Disqualified Committee Members. In the absence or disqualification of any member of any committee established by the Board of Directors, the members thereof who are present at any meeting of such committee and are not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another director to act at such meeting in the place of such absent or disqualified member.

     Section 2.18 Absentee Participation in Meetings. A director may participate in a meeting of the Board of Directors or a meeting of a committee established by the Board of Directors by use of a conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other.

ARTICLE III  OFFICERS.
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     Section 3.01  Officers. The officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers and assistant officers as the Board of Directors may from time to time deem advisable. Except for the Chairman of the Board, Chief Executive Officer, President, Secretary and Treasurer, the Board may refrain from filling any of the said offices at any time and from time to time. The same individual may hold any two (2) or more offices. The following officers shall be elected by the Board of Directors at the time, in the manner and for such terms as the Board of Directors from time to time shall determine: Chairman of the Board, Chief Executive Officer, President, Secretary, and Treasurer. The Chairman of the Board may appoint such other officers and assistant officers as he may deem advisable provided such officers or assistant officers have a title no higher than Vice President, who shall hold office for such periods as the Chairman of the Board shall determine. Any officer may be removed at any time, with or without cause, and regardless of the term for which such officer was elected.

     Section 3.02 Chairman of the Board. The Chairman of the Board shall be a member of the Board of Directors and shall preside at the meetings of the Board and perform such other duties as may be prescribed by the Board of Directors.

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     Section 3.03  Chief Executive Officer. The Chief Executive Officer shall have general supervision of all of the departments and business of the Corporation; he or she shall prescribe the duties of the other officers and employees and see to the proper performance thereof. The Chief Executive Officer shall be responsible for having all orders and resolutions of the Board of Directors carried into effect. The Chief Executive Officer shall execute on behalf of the Corporation and may affix or cause to be affixed a seal to all authorized documents and instruments requiring such execution, except to the extent that signing and execution thereof shall have been delegated to some other officer or agent of the Corporation by the Board of Directors or by the Chief Executive Officer. In the absence or disability of the Chairman of the Board or his or her refusal to act, the Chief Executive Officer shall preside at meetings of the Board. In general, the Chief Executive Officer shall perform all the duties and exercise all the powers and authorities incident to his or her office or as prescribed by the Board of Directors.

     Section 3.04 President. The President shall perform such duties as are incident to his or her office or prescribed by the Board of Directors or the Chief Executive Officer. In the event of the absence or disability of the Chief Executive Officer or his or her refusal to act, the President shall perform the duties and have the powers and authorities of the Chief Executive Officer. The President shall execute on behalf of the Corporation and may affix or cause to be affixed a seal to all authorized documents and instruments requiring such execution, except to the extent that signing and execution thereof shall have been delegated to some other officer or agent of the Corporation by the Board of Directors or the President.

     Section 3.05 Vice Presidents. The Vice Presidents shall perform such duties, do such acts and be subject to such supervision as may be prescribed by the Board of Directors, the Chief Executive Officer or the President. In the event of the absence or disability of the Chief Executive Officer and the President or their refusal to act, the Vice Presidents, in the order of their rank, and within the same rank in the order of their seniority, shall perform the duties and have the powers and authorities of the Chief Executive Officer and President, except to the extent inconsistent with applicable law.

     Section 3.06 Secretary. The Secretary shall act under the supervision of the Chief Executive Officer and President or such other officer as the Chief Executive Officer or President may designate. Unless a designation to the contrary is made at a meeting, the Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all of the proceedings of such meetings in a book to be kept for that purpose, and shall perform like duties for the standing committees when required by these Bylaws or otherwise. The Secretary shall keep a seal of the Corporation, and, when authorized by the Board of Directors, Chief Executive Officer or the President, cause the seal to be affixed to any documents and instruments requiring it. The Secretary shall perform such other duties as may be prescribed by the Board of Directors, Chief Executive Officer, President or such other supervising officer as the Chief Executive Officer or President may designate.

     Section 3.07 Treasurer. The Treasurer shall act under the supervision of the Chief Executive Officer and President or such other officer as the Chief Executive Officer or President may designate. The Treasurer shall have custody of the Corporation's funds and such other duties as may be prescribed by the Board of Directors, Chief Executive Officer, President or such other supervising officer as the Chief Executive Officer or President may designate.

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     Section 3.08  Assistant Officers. Unless otherwise provided by the Board of
Directors, each assistant officer shall perform such duties as shall be prescribed by the Board of Directors, Chief Executive Officer, President or the officer to whom he or she is an assistant. In the event of the absence or disability of an officer or his or her refusal to act, his or her assistant officers shall, in the order of their rank, and within the same rank in the order of their seniority, have the powers and authorities of such officer.

     Section 3.09 Compensation. Unless otherwise provided by the Board of Directors or the Compensation Committee, the salaries and compensation of all officers and assistant officers, other than executive officers, shall be fixed by or in the manner designated by the Chief Executive Officer.

     Section 3.10 General Powers. The officers are authorized to do and perform such corporate acts as are necessary in the carrying on of the business of the Corporation, subject always to the directions of the Board of Directors.

ARTICLE IV   SHARES OF CAPITAL STOCK.
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     Section 4.01  Authority to Sign Share Certificate. Every share certificate of the Corporation shall be signed by the Chairman, Chief Executive Officer or the President and by the Secretary or one of the Assistant Secretaries. If the certificate is signed by a transfer agent or registrar, the signature of any officer of the Corporation on the certificate may be facsimile, engraved or printed.

     Section 4.02 Lost or Destroyed Certificates. Any person claiming a share certificate to be lost, destroyed or wrongfully taken shall receive a replacement certificate if such stockholder: (a) requests such replacement certificate before the Corporation has notice that the shares have been acquired by a bona fide purchaser; (b) files with the Corporation an indemnity bond deemed sufficient by the Board of Directors; and (c) satisfies any other reasonable requirements fixed by the Board of Directors.

ARTICLE V    GENERAL.
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     Section 5.01  Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

     Section 5.02 Record Date. The Board of Directors may fix any time prior to the date of any meeting of stockholders as a record date for the determination of stockholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall be not more than sixty (60) nor less than ten (10) days prior to the date of the meeting of stockholders. In order that the Corporation may determine the stockholders eligible to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a date not more than sixty (60) days prior to such action as a record date.

     Section 5.03 Emergency Bylaws. In the event of any emergency resulting from an attack on the United States, a nuclear disaster or another catastrophe as a result of which a

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quorum cannot be readily assembled and during the continuance of such emergency, the following Bylaw provisions shall be in effect, notwithstanding any other provisions of these Bylaws.

             (a) A meeting of the Board of Directors or of any committee thereof may be called by any officer or director upon one hour's notice to all persons entitled to notice whom, in the sole judgment of the notifier, it is feasible to notify;

             (b) The director or directors in attendance at the meeting of the Board of Directors or of any committee thereof shall constitute a quorum; and

             (c) These Bylaws may be amended or repealed, in whole or in part, by a majority vote of the directors attending any meeting of the Board of Directors, provided such amendment or repeal shall only be effective for the duration of such emergency.

     Section 5.04 Severability. If any provision of these Bylaws is illegal or unenforceable as such, such illegality or unenforceability shall not affect any other provision of these Bylaws and such other provisions shall continue in full force and effect.

ARTICLE VI   AMENDMENTS.
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     Section 6.01  Amendment or Repeal by the Board of Directors. Except as
provided by applicable law, these Bylaws may be amended or repealed, in whole or in part, by a majority vote of the Board of Directors.

     Section 6.02 Amendment or Repeal by Stockholders. These Bylaws may be amended or repealed, in whole or in part, by stockholders as provided in the Certificate of Incorporation.

     Section 6.03 Recording Amendments. The text of all amendments to these Bylaws shall be attached hereto, and a notation of the date of its adoption and a notation of whether it was adopted by the directors or the stockholders shall be made in Section 7.02 hereof.

ARTICLE VII  ADOPTION OF BYLAWS AND RECORD OF AMENDMENTS THERETO.
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     Section 7.01  Adoption and Effective Date. These Bylaws have been adopted and approved by the Board of Directors of the Corporation on March 24, 2003 and by the stockholders of the Corporation on April 4, 2003. These Bylaws shall be effective as of _____________, 2003.

     Section 7.02  Amendments to Bylaws.

             Section Amended           Date Amended             Adopted By